Exhibit 21
SINCLAIR BROADCAST GROUP, INC.
List of Subsidiaries as of March 1, 2023

Diamond Sports Topco, LLC (Delaware)
Diamond Digital Group, LLC (Delaware)
Diamond Sports Holdings, LLC (Delaware) *
Diamond Sports Intermediate Holdings A, LLC (Delaware) *
Diamond Sports Intermediate Holdings, LLC (Delaware)
Diamond Sports Finance Company (Delaware)
Diamond Sports Group, LLC (Delaware)
Sports Network, LLC (Delaware)
Sports Network II, LLC (Delaware)
Diamond Sports Net, LLC (Delaware)
Diamond Sports Finance SPV, LLC (Delaware)
Diamond Ohio Holdings, LLC (Delaware)
Diamond Ohio Holdings II, LLC (Delaware)
Fastball Sports Productions, LLC (Ohio)
Diamond Sports Net Ohio, LLC (Delaware)
Diamond Sports Net Cincinnati, LLC (Delaware) *
Diamond Sports Net West 2, LLC (Delaware)
Diamond Sports Net Arizona Holdings, LLC (Delaware)
Diamond Sports Net Arizona, LLC (Delaware)
Diamond College Sports, LLC (Delaware)
FRSM Holdings, LLC (Delaware)
Diamond Sports Net Detroit, LLC (Delaware)
Diamond Mobile Holdings, LLC (Delaware)
Sports Holding, LLC (Delaware
ARC Holdings Ltd. (Texas)
Diamond St. Louis Holdings, LLC (Delaware)
Diamond Sports Net St. Louis, LLC (Delaware) *
Diamond Sports Kansas City, LLC (Delaware) *
Diamond San Diego Holdings, LLC (Delaware)
SoCal SportsNet, LLC (Delaware) *
Diamond West Holdings, LLC (Delaware)
Diamond Sports Net West, LLC (Delaware) *
Diamond Southern Holdings, LLC (Colorado)
Diamond-BRV Southern Sports Holdings, LLC (Delaware)
SportSouth Network, LLC (Delaware)
SportSouth Network II, LLC (Delaware)
Sunshine Holdco, LLC (Delaware)
Diamond Sports Sun, LLC (Delaware)
Diamond Sports Net North, LLC (Delaware
Diamond Sports Net Florida, LLC (Delaware)
Diamond Sports Net Florida 2, LLC (Delaware)

KDSM, LLC (Maryland)

Keyser Capital, LLC (Maryland)

Keyser Capital II, LLC (Maryland)

SBG Gaming, LLC (Delaware)

Sinclair Investment Group, LLC (Maryland)
Sinclair-CVP, LLC (Maryland) *

Sinclair Television of Bakersfield, LLC (Delaware)

Sinclair Television Group, Inc. (Maryland)

Action TV, LLC (Nevada)

Chesapeake Media I, LLC (Nevada)
KAME, LLC(Nevada)
KENV, LLC (Nevada)
KRNV, LLC (Nevada)
KRXI, LLC (Nevada)
KVCW, LLC (Nevada)
KVMY, LLC (Nevada)

Perpetual Corporation (Delaware)
Sinclair Television Stations, LLC (Delaware)
KATV, LLC (Delaware)
KTUL, LLC (Delaware)
Harrisburg Television, Inc. (Delaware)
ACC Licensee, LLC (Delaware)

Sinclair Acquisition VII, Inc. (Maryland)

Sinclair Acquisition VIII, Inc. (Maryland)

Sinclair Acquisition IX, Inc. (Maryland)

Sinclair Communications, LLC (Maryland)

Illinois Television, LLC (Maryland)
Sinclair Television of Illinois, LLC (Nevada)

KOKH LLC, (Nevada LLC)

Milwaukee Television, LLC (Wisconsin)

San Antonio Television, LLC (Delaware)

Sinclair Media III, Inc. (Maryland)

Sinclair Escrow, LLC (Maryland)

Sinclair Properties, LLC (Virginia)

Sinclair Television of El Paso, LLC (Delaware)

WGME, Inc. (Maryland)

WRDC, LLC (Nevada)

WSMH, Inc. (Maryland)

WUCW, LLC (Maryland)

Chesapeake Television Licensee, LLC (Maryland)

Sinclair Digital Group, LLC (Maryland)

Sinclair Digital Agency, LLC (Maryland)
Sinclair Digital News, LLC (Maryland)
ZypMedia, Inc. (Delaware)

Sinclair Media VI, Inc. (Delaware)

Sinclair Networks Group, LLC (Maryland)

Sinclair Programming Company, LLC (Maryland)

Sinclair Television of Fresno, LLC (Delaware)

Sinclair Television of Omaha, LLC (Delaware)

Sinclair Television of Seattle, Inc. (Washington)
Fisher Properties, Inc. (Washington)
Fisher Mills, Inc. (Washington)
Sinclair Television Media, Inc. (Washington)
Sinclair Broadcasting of Seattle, LLC (Delaware)
Sinclair Media of Boise, LLC (Delaware)
Sinclair Television of Portland, LLC (Delaware)
Sinclair Television of Oregon, LLC (Delaware)
Sinclair Radio of Seattle, LLC (Delaware)
Sinclair Media of Seattle, LLC (Delaware)
Sinclair Media of Washington, LLC (Delaware)
Sinclair Television of Washington, Inc. (Washington)

TBD TV, LLC (Nevada LLC)

The Tennis Channel Holdings, Inc. (Delaware)
The Tennis Channel, Inc. (Delaware)

* Not a wholly owned subsidiary.